UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC
LEGION PARTNERS, L.P. I
LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. I
LEGION PARTNERS, L.P. II
LEGION PARTNERS, LLC
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
RAYMOND WHITE
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
ROBERT L. METTLER
DARRELL ROSS
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC (“Legion Partners”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2015 annual meeting of shareholders (the “Annual Meeting”) of Perry Ellis International, Inc. Legion Partners has filed a preliminary proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On May 20, 2015, the Miami Herald issued the following article, which includes certain statements made by Christopher S. Kiper, a managing member of Legion Partners:

Longtime Perry Ellis CEO George Feldenkreis to step down

By Nicholas Nehamas

nnehamas@miamiherald.com

George Feldenkreis — a Cuban refugee who got his start as a small importer of guayaberas in 1967 before taking over New York fashion house Perry Ellis International 32 years later — announced Wednesday that he will step down as the company’s chief executive officer in January 2016. His son, Oscar, will take over day-to-day operations.

Feldenkreis, 79, will continue in his role as chairman of the global retailer, although his title will become executive chairman.

 “It’s not a goodbye,” Feldenkreis said in a telephone interview. “I will still be very involved with strategic decisions. But I’m getting to a situation in life where I want to be able to spend some times helping the charities I’m involved in.”

Feldenkreis is a trustee of the University of Miami and sits on the board of directors at the Greater Miami Jewish Federation, the Simon Wiesenthal Center and the American Friends of Rambam Medical Center.

The company best known for its colorful, casual men’ clothing has struggled to break a profit in recent years as some of its smaller brands failed to grow. The company’s best known fashion lines include Perry Ellis (its premier brand), Original Penguin, Jantzen, Savane, Cubavera and Rafaella.

Perry Ellis missed revenue targets at the end of last year as its supply chain broke down during a slowdown at West Coast ports, and faces a proxy fight from an activist investor based in California. The publicly traded company is a major employer in Florida with more than 1,000 employees.

Results improved in the first quarter of 2015 as the company beat analyst expectations, reporting $266 million in revenue for the quarter, up 3.5 percent. The company’s stock is up 10 percent since the announcement.

Feldenkreis came to Miami in 1961, seeking a visa for his son Oscar. Then came the Bay of Pigs incident. There was no going back.

“For a Cuban refugee that came here with $700, it’s a great American story as far as I’m concerned,” Feldenkreis said. “I’m so proud to be in America. This could only happen in America. Whatever I have achieved, I owe it to this country.”

The financier Carl Icahn, a friend of Feldenkreis for many years, called his accomplishments “incredibly impressive.”

“Although I don’t own Perry Ellis, anyone that bought the stock over the last few years must be extremely pleased with the profit on their investment,” Icahn said in a telephone interview from his office in New York.

Perry Ellis’ stock tumbled to $3.60 per share during the heart of the financial crisis. It now stands at $26.50.

The younger Feldenkreis, who will take over as CEO, has worked at the Doral-based retailer since 1980, becoming president and chief operating officer in 1993.

The retailer also faces a proxy fight from an activist investor, Legion Partners, which plans to run candidates for three open board seats at the next shareholders’ meeting in July. The California-based investment firm has criticized the company’s performance and said that its governance structure does not allow adequate, independent oversight.

Together with the California State Teachers’ Retirement System pension fund, Legion owns 6.3 percent of Perry Ellis stock.

Although Legion has called for the separation of the chairman and CEO role in the past, the firm’s managing partner Chris Kiper said Wednesday that Feldenkreis stepping down as CEO did not go far enough.

“More change at Perry Ellis is required due to the domination of the Feldenkreis family,” Kiper said.

Oscar Feldenkreis countered that the company has made progress by shedding unprofitable brands, opening up its own retail stores, and focusing on sales in Latin America and Europe, as well as e-commerce.

“We’re a much, much more focused company today,” Feldenkreis said. “I think we’ve made a lot of headway and changes over the last two years.”

Feldenkreis has also been nominated for a seat on the company’s board of directors, along with Bruce Klatsky, former chairman and CEO of the Phillips-Van Heusen Corporation, an apparel company, and Michael Rayden, former president and CEO of Tween Brands.

Item 2: On May 20, 2015, The Wall Street Journal issued the following article, which includes certain statements made by Mr. Kiper:

Perry Ellis COO Oscar Feldenkreis to Take Over as CEO Next Year

Succession plan comes as activist investors press for changes

By Tess Stynes

May 20, 2015 5:41 p.m. ET

Perry Ellis International Inc. said founder George Feldenkreis plans to step down as chief executive when his contract expires early next year, and the apparel company named his son, Chief Operating Officer Oscar Feldenkreis, as his successor.

The succession plan, which also includes the planned retirements of two directors, comes as activist investors have been pressing for changes at the company.

Under the succession plan, George Feldenkreis will stay on as chairman. He has been the company’s chairman and CEO since February 1993.

Oscar Feldenkreis has been chief operating officer since 1993 and vice chairman since March 2005.

Earlier this month, Legion Partners Asset Management LLC, a California investment fund, and the California State Teachers’ Retirement System, or Calstrs, launched a proxy fight for three seats on the fashion company’s board.

The activist hedge fund and pension fund own a combined 6.3% of Perry Ellis’s common stock and have been pushing publicly for changes at the company since July, focusing on the family that runs it.

A Legion Partners spokesman said Wednesday that “more change is required as long as the Feldenkreis family continues to dominate Perry Ellis.”

Legion and Calstrs, which has an investment in Legion, had urged Perry Ellis to explore strategic alternatives for the company. The Wall Street Journal reported in November that Perry Ellis had been approached about a potential sale to Sequential Brands Group Inc.

Perry Ellis also said that lead independent director Joseph P. Lacher and board member Joe Arriola plan to retire after the company 2015 annual meeting.

The company nominated former PVH Corp. CEO Bruce J. Klatsky, former CEO of Tween Brands Inc. Michael W. Rayden and Oscar Feldenkreis for election to the board.

Perry Ellis also named director Jane E. DeFlorio as the company’s new lead independent director.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”) and California State Teachers’ Retirement System, a California Government Employee Benefit Plan (“CalSTRS”), together with the participants named herein, have filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of three highly-qualified director nominees at the 2015 annual meeting of shareholders of Perry Ellis International, Inc., a Florida corporation (the “Company”).

LEGION PARTNERS HOLDINGS AND CALSTRS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are Legion Partners Holdings, CalSTRS, Legion Partners, L.P.  I, a Delaware limited partnership (“Legion Partners I”), Legion Partners Special Opportunities, L.P. I, a Delaware limited partnership (“Legion Partners Special I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners LLC”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Bradley S. Vizi, Raymond White, Robert L. Mettler, Darrell Ross and Joshua E. Schechter.

As of the date hereof, Legion Partners Holdings beneficially owns 200 shares of common stock of the Company (“Common Stock”) in record name, Legion Partners I beneficially owns 313,143 shares of Common Stock, Legion Partners Special I beneficially owns 583,204 shares of Common Stock and Legion Partners II beneficially owns 35,252 shares of Common Stock.  As the general partner of each of Legion Partners I, Legion Partners Special I, and Legion Partners II, Legion Partners LLC may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I and 35,252 shares held directly by Legion Partners II.  As the investment advisor of each of Legion Partners I, Legion Partners Special I, and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I, and 35,252 shares held directly by Legion Partners II.  As the sole member of Legion Partners Asset Management and managing member of Legion Partners LLC, Legion Partners Holdings may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I and 35,252 shares held directly by Legion Partners II.  As managing directors of Legion Partners Asset Management and managing members of Legion Partners Holdings, each of Messrs. Kiper, Vizi and White may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I, 35,252 shares held directly by Legion Partners II and 200 shares held directly by Legion Partners Holdings.  As of May 20, 2015, CalSTRS beneficially owned 30,203 shares of Common Stock, which includes 1,101 shares that CalSTRS shares the power to dispose or to direct the disposition of with BlackRock Institutional Trust Company, N.A., and 6,992 shares that CalSTRS shares the power to dispose or to direct the disposition of with Matarin Capital Management. As of the date hereof, Mr. Schechter beneficially owns 2,000 shares of Common Stock. As of the date hereof, neither Mr. Mettler nor Mr. Ross own any shares of Common Stock directly.